EXHIBIT 23.1
         [LETTERHEAD OF HEARD, MCELROY & VESTAL, L.L.P.]

                         November 26, 1996

Minden Bancshares, Inc.
Minden, Louisiana


              CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 11, 1996, on our audits of the consolidated financial statements as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

                                    /s/ Heard, McElroy & Vestal, L.L.P.

Shreveport, Louisiana